UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2006

PRB Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-120129	20-0563497
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

1875 Lawrence Street, Suite 450
Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 308-1330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                                    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 28, 2006, PRB Oil & Gas, Inc. (“PRB Oil & Gas”), a wholly-owned subsidiary of PRB Energy, Inc. (“PRB Energy”) closed the previously announced acquisition of 13 wells, consisting of 12 gas wells and one water disposal well, and approximately 330,000 net acres in northeast Colorado and southwest Nebraska (the “Properties”) for $11.7 million in cash.  Under the terms of the purchase and sale agreement, there may be adjustments made to the initial purchase price within 180 days of closing.  The production and future development activities are in the Niobrara formation.  The transaction’s effective date is December 1, 2006.  The sellers of the Properties are Lance Oil & Gas Company, Inc. and Western Gas Resources, Inc.  In addition to the producing wells, PRB Oil & Gas believes that the acquisition includes approximately 159 drilling locations as identified by 3D seismic.  This acquisition transaction also includes the license to 85 square miles of proprietary 3D seismic and 115 miles of proprietary 2D seismic.

On December 28, 2006, in connection with the acquisition of the Properties, PRB Energy and PRB Oil & Gas entered into a securities purchase agreement with DKR Soundshore Oasis Holding Fund Ltd. and West Coast Opportunity Fund, LLC (collectively, the “Lenders”). Pursuant to the securities purchase agreement, PRB Oil & Gas agreed to issue and sell to the Lenders $15 million of senior secured debentures and PRB Energy agreed to issue and  sell to the Lenders 1,250,000 shares of PRB Energy common stock, par value $0.001 per share. The senior secured debentures mature and are due and payable on August 31, 2008 and have an interest rate of 13% per annum which is due and payable on a quarterly basis.  Subject to certain conditions, the senior secured debentures can be prepaid by PRB Oil & Gas with a premium for early prepayment of 110% of the principal amounts.  Upon the occurrence of an event of default, as described in the senior secured debentures, the payment of the principal amounts under the senior secured debentures may be accelerated and the interest rate applicable to the principal amounts will be increased to 18% per annum during the period the default exists.  A portion of the proceeds received from the Lenders was used for the acquisition of the Properties with the balance to be used for general corporate purposes.

Pursuant to the terms of the pledge and security agreement, the senior secured debentures are collateralized by substantially all of the assets of PRB Energy, PRB Oil & Gas and PRB Gathering, Inc. (“PRB Gathering”), except for certain excluded assets as described in the pledge and security agreement entered into by and among PRB Energy, PRB Oil & Gas, PRB Gathering and the Lenders.  Pursuant to the terms of the pledge and security agreement, the Lenders are entitled to foreclose on, and take possession of, certain assets of PRB Energy, PRB Oil & Gas and PRB Gathering if an event of default occurs.  In addition, pursuant to the terms of the secured guaranty, PRB Energy and PRB Gathering have agreed to, jointly and severally, guarantee the performance of PRB Oil & Gas under the senior secured debentures and the other documents contemplated thereby.

The PRB Energy common stock issued to the Lenders represents 14% of PRB Energy’s outstanding common stock on a fully diluted basis.  PRB Energy also entered into a registration rights agreement with the Lenders requiring PRB Energy to register the shares issued to the Lenders for resale on behalf of the Lenders under the Securities Act of 1933, as amended (the “Securities Act”).  Pursuant to the terms of the registration rights agreement, PRB Energy must file a registration statement to register the shares issued to the Lenders with the U.S. Securities and Exchange Commission within ninety (90) days of December 28, 2006.  In addition, the registration statement must be declared effective by the U.S. Securities and Exchange Commission no later than one hundred-fifty (150) days of December 28, 2006. In the event that the registration statement is not declared effective within one hundred-fifty (150) days of December 28, 2006 or the effectiveness of the registration statement is not maintained, PRB Energy is obligated to pay, on a pro rata basis, to each holder of the shares of common stock issued to the Lenders certain delay payments described in the registration rights agreement.  Such delay payments shall not exceed in the aggregate $750,000.00.

The senior secured debentures and common stock have not been registered under the Securities Act, or any state securities laws, and were sold in a private transaction in reliance upon the exemption from registration set forth in Section 4(2) and Regulation D of the Securities Act.  These securities may not be re-offered or resold in the United States unless the re-offer or resale is registered or unless exceptions from the registration requirements of the Securities Act and applicable state laws are available.

ITEM 2.01.                                    COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On December 28, 2006, PRB Oil & Gas completed the acquisition of the Properties. The information in Item 1.01 is incorporated herein by reference.

The amount paid for the Properties exceeds 10% of the total assets of PRB Energy.  However, the Properties acquired are represented primarily (approximately 90% of the value acquired) by unevaluated acreage under leasing arrangements with future expiration periods.  As a result, the Properties are not considered as a normal part of PRB Energy’s business or having sufficient continuity of a revenue-producing activity or the same attributes after the transaction due to substantial changes in the potential development of the Properties in the future.  Thus, the transaction is not considered to qualify as an acquired business under 17 CFR 210.11-01(d).  Consequently, financial statements are not considered applicable for this transaction under Item 9.01(a).  However, pro forma financial information is provided in Item 9.01(b) and is incorporated herein by reference.

ITEM 2.03.                                    CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On December 28, 2006, pursuant to the securities purchase agreement, PRB Energy became obligated on a material direct financial obligation. The information in Item 1.01 is incorporated herein by reference.

ITEM 3.02.                                    UNREGISTERED SALES OF EQUITY SECURITIES.

A total of 1,250,000 shares of PRB Energy common stock were issued to the Lenders in connection with the financing transaction described in Item 1.01 above, which is incorporated herein by reference. The issuance represents approximately 14% of the total issued and outstanding shares of PRB Energy common stock on a fully diluted basis.  Pursuant to the terms of the registration rights agreement, PRB Energy has agreed to provide certain registration rights to the Lenders under the Securities Act.

The shares of common stock issued to the Lenders have not been registered under the Securities Act, or any state securities laws, and were sold in a private transaction in reliance upon the exemption from registration set forth in Section 4(2) and Regulation D of the Securities Act.  These securities may not be re-offered or resold in the United States unless the re-offer or resale is registered or unless exceptions from the registration requirements of the Securities Act and applicable state laws are available.

ITEM 8.01.                                    OTHER INFORMATION.

A copy of the press release announcing the closing of the acquisition of the Properties and the financing transaction is attached hereto as Exhibit 99.1 pursuant to Securities Act Rule 135c and is incorporated herein by reference.

ITEM 9.01.                                    FINANCIAL STATEMENTS AND EXHIBITS.

(b)           PRO FORMA FINANCIAL INFORMATION

In accordance with Item 9.01(b)(1), the pro forma financial information has been filed with this Form 8-K on Exhibit 99.2 and is incorporated herein by reference.

The unaudited pro forma combined balance sheets as of September 30, 2006 give effect to the acquisition and financing as if the acquisition and financing had occurred on September 30, 2006.  The pro forma information is based on the transaction using the assumptions and adjustments in the accompanying notes to the pro forma financial statements.  The pro forma balance sheet has been prepared on the basis of preliminary estimates.

The pro forma balance sheet has been prepared by PRB Energy based upon the financial transactions to acquire the Properties and the related financing (filed with this report under Item 1.01).  This pro forma balance sheet may not be indicative of the results that actually would have occurred if the acquisition and financing had been in effect on the dates indicated or which may be obtained in the future.  The pro forma financial statements should be read in conjunction with the report filed under Form 10-Q as of September 30, 2006.

(d)      EXHIBITS

The following exhibits are furnished with this report on Form 8-K:

Exhibit No.	Description
4.8	Form of Senior Secured Debentures
4.9	Pledge and Security Agreement, dated as of December 28, 2006, by and among PRB Energy, Inc., PRB Oil & Gas, Inc., PRB Gathering, Inc., and the Secured Parties named therein.
4.10	Secured Guaranty, dated as of December 28, 2006, made by PRB Energy, Inc. and PRB Gathering, Inc.
4.11	Registration Rights Agreement, dated as of December 28, 2006, by and among PRB Energy, Inc. and the Buyers named therein.

10.20	Purchase and Sale Agreement by and between Lance Oil & Gas Company, Inc., Western Gas Resources, Inc. and PRB Oil & Gas, Inc. dated December11, 2006.
10.21	Securities Purchase Agreement, dated December 28, 2006, by and among PRB Oil & Gas, Inc., PRB Energy, Inc., and the Buyers named therein.

99.1	Press release dated December 29, 2006.
99.2	Pro forma unaudited balance sheet as of September 30, 2006.

SIGNATURES

Pursuant  to  the  requirement  of  the  Securities Exchange  Act  of 1934, the Registrant  has  duly  caused  this  report  to  be  signed on its behalf by the undersigned  thereunto  duly  authorized.

PRB ENERGY, INC.

/s/ Robert W. Wright
Robert W. Wright
Chairman and Chief Executive Officer

January 5, 2007